EXHIBIT 99.1

ITG Reports First Quarter 2014 Results

Record European Quarter Drives EPS to More than Four-Year High

NEW YORK, May 1, 2014 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended March 31, 2014.

First quarter 2014 highlights included:

•                  Net income of $13.6 million, or $0.37 per diluted share compared to net income of $8.6 million, or $0.22 per diluted share and adjusted net income of $9.4 million, or $0.24 per diluted share for the first quarter of 2013. Net income for the first quarter of 2013 included duplicate rent pre-tax charges associated with the build-out of ITG’s new headquarters of $1.3 million, or $0.02 per diluted share after taxes.

•                  Revenues of $137.6 million, compared to revenues of $132.1 million in the first quarter of 2013.

•                  Expenses of $119.2 million, compared to expenses of $121.1 million and adjusted expenses of $119.8 million in the first quarter of 2013.

•                  Average daily trading volume in the U.S. of 164 million shares versus 193 million shares in the first quarter of 2013.  POSIT® average daily U.S. volume was 67 million shares compared to 89 million shares in the first quarter of 2013.  Total average daily volume traded through POSIT Alert® declined approximately 5% compared with the first quarter of 2013.

•                  In Europe, average daily value traded in POSIT was $990 million, compared with $482 million in the first quarter of 2013.  Total average daily value traded through POSIT Alert rose more than 200% in the first quarter of 2014 compared with the prior-year period.

•                  The repurchase of 743,800 shares of common stock under ITG’s authorized share repurchase program for a total of $12.7 million.  Repurchases since the first quarter of 2010 have totaled $153.6 million for a total of 11.3 million shares, resulting in a decrease in shares outstanding, net of issuances, of nearly 18%.

Revenues from U.S. operations were $75.7 million in the first quarter of 2014 compared to $81.2 million in the first quarter of 2013.  ITG’s U.S. operations reported net income of $2.5 million in the first quarter of 2014, compared to net income of $4.5 million and adjusted net income of $5.3 million in the first quarter of 2013.    The overall revenue capture rate per share in the U.S. was $0.0047, unchanged from the fourth quarter of 2013 and up from $0.0046 in the first quarter of 2013.

ITG’s International revenues were $61.9 million in the first quarter of 2014 compared to $50.8 million in the first quarter of 2013.  European revenues rose to a record $32.8 million, up 57% from the first quarter of 2013, while Canadian revenues were $19.3 million, up 4% versus the first quarter of 2013.  Asia Pacific revenues were $9.8 million, down 14% from the first quarter of 2013. ITG’s International operations reported net income of $11.1 million in the first quarter of 2014 compared to net income of $4.1 million in the first quarter of 2013.

“Continued momentum in our European operations and improved Canadian revenues during the first quarter of 2014 helped drive our earnings per share to the highest level since the third quarter of 2009.  Our strategy of building out our platform globally without sacrificing expense discipline enabled us to deliver an annualized return on equity of 13%,” said Bob Gasser, ITG’s Chief Executive Officer and President.

“We believe the current business environment has brought a renewed focus on the importance of execution quality and provides an opportunity for ITG to demonstrate the strength of our capabilities.  This strength was evidenced by our solid showing in the most recent Greenwich Associates survey of U.S. Electronic trading,” added Mr. Gasser.

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached table along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss first quarter results.  Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10043463.  The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent execution and research broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2013 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and regulatory scrutiny, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Commissions and fees	$108,424	$103,008
Recurring	26,280	25,340
Other	2,905	3,702
Total revenues	137,609	132,050

Expenses:
Compensation and employee benefits	51,177	49,549
Transaction processing	20,496	21,532
Occupancy and equipment	15,078	16,541
Telecommunications and data processing services	12,697	14,098
Other general and administrative	19,105	18,776
Interest expense	636	602
Total expenses	119,189	121,098
Income before income tax expense	18,420	10,952
Income tax expense	4,800	2,330
Net income	$13,620	$8,622

Earnings per share:
Basic	$0.38	$0.23
Diluted	$0.37	$0.22

Basic weighted average number of common shares outstanding	36,081	37,378
Diluted weighted average number of common shares outstanding	37,185	38,615

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months ended March 31,
	2014	2013
Revenues by Geographic Region:
U.S. Operations	$75,667	$81,243
Canadian Operations	19,336	18,544
European Operations	32,832	20,950
Asia Pacific Operations	9,774	11,313
Total Revenues	$137,609	$132,050

	Three Months ended March 31,
	2014	2013
Revenues by Product Category:
Electronic Brokerage	$72,883	$69,648
Research, Sales and Trading	29,245	25,413
Platforms	23,733	25,099
Analytics	11,450	11,670
Corporate (non-product)	298	220
Total Revenues	$137,609	$132,050

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents	$222,661	$261,897
Cash restricted or segregated under regulations and other	71,440	71,202
Deposits with clearing organizations	46,819	74,771
Securities owned, at fair value	8,583	7,436
Receivables from brokers, dealers and clearing organizations	1,265,104	1,018,342
Receivables from customers	1,229,605	591,004
Premises and equipment, net	63,611	66,171
Capitalized software, net	37,700	37,892
Other intangibles, net	29,968	31,201
Income taxes receivable	1,245	54
Deferred taxes	25,680	34,130
Other assets	22,720	15,787
Total assets	$3,025,136	$2,209,887
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$162,054	$175,931
Short-term bank loans	27,059	73,539
Payables to brokers, dealers and clearing organizations	1,616,294	1,025,268
Payables to customers	762,399	469,264
Securities sold, not yet purchased, at fair value	3,943	2,953
Income taxes payable	9,983	14,805
Deferred taxes	186	363
Term debt	27,212	30,332
Total liabilities	2,609,130	1,792,455
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,191,351 and 52,158,374 shares issued at March 31, 2014 and December 31, 2013, respectively	522	522
Additional paid-in capital	230,806	240,057
Retained earnings	450,190	436,570
Common stock held in treasury, at cost; 16,195,036 and 16,005,500 shares at March 31, 2014 and December 31, 2013, respectively	(272,083)	(268,253)
Accumulated other comprehensive income (net of tax)	6,571	8,536
Total stockholders’ equity	416,006	417,432
Total liabilities and stockholders’ equity	$3,025,136	$2,209,887

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating items.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following are reconciliations of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended March 31, 2013 (unaudited)
	Consolidated	U.S. Operations
Total revenues	$132,050	$81,243

Total expenses	121,098	75,503
Less:
Duplicate rent charges (1)	(1,331)	(1,331)
Adjusted operating expenses	119,767	74,172

Income before income tax benefit	10,952	5,740
Effect of pro forma adjustment	1,331	1,331
Adjusted pre-tax operating income	12,283	7,071

Income tax expense	2,330	1,227
Tax effect of pro forma adjustment	547	547
Adjusted operating income tax expense	2,877	1,774

Net income	8,622	4,513
Net effect of pro forma adjustment	784	784
Adjusted operating net income	$9,406	$5,297

Diluted earnings per share	$0.22	$0.12
Net effect of pro forma adjustment	0.02	0.02
Adjusted diluted operating earnings per share	$0.24	$0.14

Notes:

(1)         During the fourth quarter of 2012, ITG began to build out and ready its new lower Manhattan headquarters while continuing to occupy its existing headquarters in Mid-town Manhattan and as a result, incurred duplicate rent charges during the first quarter of 2013.

###